GOLUB CAPITAL BDC, INC. INVESTOR PRESENTATION QUARTER ENDED JUNE 30, 2021

Disclaimer Some of the statements in this presentation constitute forward-looking statements, which relate to future events or our future performance or financial condition. The forward-looking statements contained in this presentation involve risks and uncertainties, including statements as to: our future operating results; our business prospects and the prospects of our portfolio companies including our and their ability to achieve our and their respective objectives as a result of the coronavirus ("COVID-19") pandemic; the effect of investments that we expect to make and the competition for those investments; our contractual arrangements and relationships with third parties; actual and potential conflicts of interest with GC Advisors LLC ("GC Advisors"), our investment adviser, and other affiliates of Golub Capital LLC (collectively, "Golub Capital"); the dependence of our future success on the general economy and its effect on the industries in which we invest; the ability of our portfolio companies to achieve their objectives; the use of borrowed money to finance a portion of our investments and the effect of the COVID-19 pandemic on the availability of equity and debt capital and our use of borrowed funds to finance a portion of our investments; the adequacy of our financing sources and working capital; the timing of cash flows, if any, from the operations of our portfolio companies; general economic and political trends and other external factors, including the COVID-19 pandemic; changes in political, economic or industry conditions, the interest rate environment or conditions affecting the financial and capital markets that could result in changes to the value of our assets, including changes from the impact of the COVID-19 pandemic; the ability of GC Advisors to locate suitable investments for us and to monitor and administer our investments; the ability of GC Advisors or its affiliates to attract and retain highly talented professionals; the ability of GC Advisors to continue to effectively manage our business due to the disruptions caused by the COVID-19 pandemic; our ability to qualify and maintain our qualification as a regulated investment company and as a business development company; general price and volume fluctuations in the stock market; the impact on our business of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules and regulations issued thereunder and any actions toward repeal thereof; and the effect of changes to tax legislation and our tax position. Such forward-looking statements may include statements preceded by, followed by or that otherwise include the words “may,” “might,” “will,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “estimate,” “anticipate,” “predict,” “potential,” “plan” or similar words. We have based the forward-looking statements included in this presentation on information available to us on the date of this presentation. Actual results could differ materially from those anticipated in our forward-looking statements and future results could differ materially from historical performance. We undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised to consult any additional disclosures that we may make directly to you or through reports that we have filed or in the future may file with the Securities and Exchange Commission (“SEC”), including annual reports on Form 10-K, registration statements on Form N- 2, quarterly reports on Form 10-Q and current reports on Form 8-K. This presentation contains statistics and other data that have been obtained from or compiled from information made available by third-party service providers. We have not independently verified such statistics or data. In evaluating prior performance information in this presentation, you should remember that past performance is not a guarantee, prediction, or projection of future results, and there can be no assurance that we will achieve similar results in the future. 2

Summary of Financial Results 01

Summary of Financial Results vs. Prior Quarter 4 1. On September 16, 2019, Golub Capital BDC, Inc. (“we”, “us”, “our”, the “Company” or “GBDC”) completed the acquisition of Golub Capital Investment Corporation (“GCIC”). Purchase premium refers to the premium paid by GBDC to acquire GCIC in excess of the fair value of the assets acquired. 2. Due to the purchase accounting for the GCIC acquisition, as a supplement to U.S. generally accepted accounting principles (“GAAP”) financial measures, the Company is providing additional non-GAAP measures. See the Endnotes at the end of this presentation for further description on the non-GAAP financial measures. Quarter Ended March 31, 2021 June 30, 2021 Net Investment Income Per Share Net investment income per share $0.24 $0.25 Amortization of purchase premium per share1 0.05 0.04 Adjusted net investment income per share2 $0.29 $0.29 Net Realized/Unrealized Gain (Loss) Per Share Net realized/unrealized gain (loss) per share $0.31 $0.24 Reversal of unrealized loss resulting from purchase price premium amortization per share1 (0.05) (0.04) Adjusted net realized/unrealized gain (loss) per share2 $0.26 $0.20 Earnings Per Share Earnings (loss) per share $0.55 $0.49 Adjusted earnings (loss) per share2 $0.55 $0.49 Net Asset Value Per Share $14.86 $15.06 A B A B

GBDC Performance Drivers 02

GBDC's Strong Earnings in Quarter Ended June 30, 2021 Were Driven by a Continuation of Themes from the Prior Quarter

Key Themes from Quarter Ended June 30, 2021	Impact on GBDC
Earnings growth across middle market private companies in Golub Capital portfolios was remarkably strong at 31.5%[1] as compared to calendar Q2 2019, reflecting an economy that is booming, even compared to strong, pre-COVID Q2 2019 results	GBDC portfolio companies generally continued to perform well — Improved internal performance ratings[2] — Low non-accruals[3] — Net realized gains[4] — Solid net unrealized gains, reversing a portion of the unrealized losses incurred in the March 31, 2020 quarter[4]
Middle market deal activity was strong and Golub Capital's calendar Q2 originations surpassed the previous record set in calendar Q4 2020	Record new originations at GBDC were partially offset by elevated repayments leading to modest funds growth

1. Please see June 30, 2021 Golub Capital Middle Market Report (which is available on Golub Capital's website at www.golubcapital.com) for additional details. The Golub Capital Middle Market Report for Q2 2021 compared the April and May 2021 revenue and earnings of middle market private companies in the Golub Capital Altman Index to revenue and earnings in April and May 2019.
2. Please see page titled, "Strong Borrower Performance – GBDC's Performance Ratings Are Back to Pre-COVID Levels".
3. Please see page titled, "Portfolio Highlights – Credit Quality".
4. Please see page titled, "Strong Unrealized Gains Drove a NAV Per Share Increase from March 31, 2021".

GOLUB CAPITAL

6

Strong Borrower Performance – GBDC’s Performance Ratings Are Back to Pre-COVID Levels 7 Internal Performance Rating Migration % of Portfolio at Fair Value 1.0% 1.2% 1.7% 1.4% 1.1% 1.1% 1.1% 11.0% 7.9% 22.3% 19.7% 17.9% 12.0% 9.5% 88.0% 90.9% 76.0% 78.9% 81.0% 86.9% 89.4% 2018 2019 June 30, 2020 September 30, 2020 December 31, 2020 March 31, 2021 June 30, 2021 Internal Performance Ratings 4-5 (Performing At or Above Expectations) Internal Performance Rating 3 (Performing Below Expectations) Internal Performance Ratings 1 and 2 (Performing Materially Below Expectations) − Continued upward migration into internal performance ratings 4-5, back to pre-COVID levels. − Percentage of portfolio investments at fair value with internal performance ratings 1-2 remained small and in-line with pre-COVID levels. -5.9% -1.8%-2.6% -2.5%-3.1% At Fiscal Year End

$14.86 $15.06 $0.25 $0.04 $0.03 $0.21 ($0.29) ($0.04) March 31, 2021 NAV Net Investment Income Reversal of Amortization of Purchase Premium² Dividend Paid During June 30, 2021 Quarter Net Realized Gain on Investments Net Change in Unrealized Appreciation on Investments Net Reversal of Realized/ Unrealized Loss Resulting from the Purchase Premium² June 30, 2021 NAV Note: Footnotes located in the Endnotes at the end of this presentation. Strong Unrealized Gains Drove a NAV Per Share Increase from March 31, 2021 8 NAV Per Share Bridge Adjusted NII: $0.291 Adjusted Net Realized & Unrealized Gain: $0.201

Further Optimization of Debt Capital Structure Post Quarter End 9 − On August 3, 2021, GBDC completed its third unsecured bond offering—$350.0 million of unsecured notes with a fixed interest rate of 2.050% and a maturity date of February 15, 2027. − Pro forma for the bond offering, unsecured debt is expected to represent approximately 50% of GBDC’s total funding mix,1 providing further balance sheet flexibility on attractive terms. $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 $1,600 $1,800 $2,000 2021 2022 2023 2024 Thereafter Bank Facilities Securitizations SBA Debentures Unsecured Notes 3.375% 2.50% 2.05% $400M inaugural issuance (Oct-2020) $400M issuance (Feb-2021) $350M issuance (Aug-2021) Contractual Maturity by Funding Sources $ in millions; par outstanding; pro forma for the Aug-2021 bond offering1 Coupons on GBDC’s Unsecured Bonds GBDC continues to take advantage of the market opportunity to issue unsecured debt on attractive terms Long-dated liabilities with no significant near-term maturities 1. Pro forma as of June 30, 2021. Assumes proceeds will be used to repay certain securitizations and secured bank facilities.

Summary of Financial Results for the Quarter Ended June 30, 2021 03

Summary of Quarterly Results

	Quarter Ended				
	June 30, 2020	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021
Net Investment Income Per Share					
Net investment income per share	$0.23	$0.23	$0.23	$0.24	$0.25
Amortization of purchase premium per share[1]	0.05	0.05	0.06	0.05	0.04
Adjusted net investment income per share[2] (A)	$0.28	$0.28	$0.29	$0.29	$0.29
Net Realized/Unrealized Gain (Loss) Per Share					
Net realized/unrealized gain (loss) per share	$0.71	$0.34	$0.33	$0.31	$0.24
Net reversal of realized/unrealized loss resulting from the purchase premium per share[1]	(0.05)	(0.05)	(0.06)	(0.05)	(0.04)
Adjusted net realized/unrealized gain (loss) per share[2] (B)	$0.66	$0.29	$0.27	$0.26	$0.20
Earnings (Loss) Per Share					
Earnings (loss) per share[3]	$0.93	$0.57	$0.56	$0.55	$0.49
Retroactive adjustment to per share data resulting from the rights offering[3]	0.01	-	-	-	-
Adjusted earnings (loss) per share[2] (A) + (B)	$0.94	$0.57	$0.56	$0.55	$0.49
Net Asset Value Per Share	**$14.05**	**$14.33**	**$14.60**	**$14.86**	**$15.06**
Distributions paid per share	$0.29	$0.29	$0.29	$0.29	$0.29

1. Purchase premium refers to the premium paid by GBDC to acquire GCIC in excess of the fair value of the assets acquired.
2. Due to the purchase accounting for the GCIC acquisition and the retroactive adjustment to the weighted average share calculation to recognize the bonus element associated with the rights offering, as a supplement to U.S. generally accepted accounting principles ("GAAP") financial measures, the Company is providing additional non-GAAP measures. See the Endnotes at the end of this presentation for further description of the non-GAAP financial measures.
3. The weighted average shares of the Company's common stock outstanding used in computing basic and diluted earnings per share for periods ended on or before June 30, 2020 (FQ3 2020) have been adjusted retroactively by a factor of approximately 1.03% to recognize the bonus element associated with rights to acquire shares of the Company's common stock that were issued to stockholders of record as of April 8, 2020.

GOLUB CAPITAL

11

Portfolio Highlights – New Originations

- Total investments at fair value increased by approximately 1.0%, or $44.3 million, during the quarter ended June 30, 2021.
- As of June 30, 2021, we had $45.4 million of undrawn revolver commitments to portfolio companies.

	Quarter Ended				
	June 30, 2020	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021
Select Portfolio Funds Roll Data (in millions)					
New Investment Commitments	$15.7	$141.2	$526.8	$234.7	$614.7
Exits and Sales of Investments	88.4	172.4	278.7	347.5	583.5
Net Funds Growth[1]	40.2	(12.2)	269.0	(112.0)	44.3
Asset Mix of New Investments					
Senior Secured	1%	27%	22%	24%	15%
One Stop	98%	71%	75%	75%	80%
Junior Debt[2]	0%	0%	2%	0%	0%
Equity and Other Investments	1%	2%	1%	1%	5%
Portfolio Rotation – Debt Investments					
Weighted average rate on new investments[3]	7.5%	7.6%	7.1%	6.6%	6.7%
Weighted average spread over LIBOR of new floating rate investments	6.3%	6.5%	6.1%	5.5%	5.7%
Weighted average interest rate on investments that paid-off	6.1%	7.3%	7.1%	6.5%	6.9%
Weighted average fees on new investments	0.4%	1.9%	1.3%	1.2%	1.1%

1. Net funds growth includes the impact of new investments and exits of investments as noted in the table above, as well as other variables such as net fundings on revolvers, net change in unamortized fees, net change in unrealized appreciation (depreciation), etc.
2. Junior debt is comprised of subordinated debt and second lien loans.
3. Weighted Average interest rate on new investments is based on the contractual interest rate at the time of funding. For variable rate loans that have a London Interbank Offered Rate "LIBOR" or Prime rate option, the contractual rate is calculated using current LIBOR at the time of funding, the spread over LIBOR and the impact of any LIBOR floor. For variable rate loans that only have a Prime rate option, the contractual rate is calculated using current Prime at the time of funding, the spread over Prime and the impact of any Prime floor. For fixed rate loans, the contract rate is the stated fixed rate.

GOLUB CAPITAL

12

Portfolio Highlights – Investment Mix 13 $- $500,000 $1,000,000 $1,500,000 $2,000,000 $2,500,000 $3,000,000 $3,500,000 $4,000,000 $4,500,000 June 30, 2020 September 30, 2020 December 31, 2020 March 31, 2021 June 30, 2021 1% 1% Historical Investment Portfolio ($000) 1. Junior Debt is comprised of second lien and subordinated debt. 2% 2% 83% 14% 80% 3% $4,250,370 Equity Junior Debt1 First Lien One Stop First Lien Traditional Senior $4,238,210 82% 15% 2% $4,439,547 1%1% $4,507,218 81% 16% 1% 2% 16% − The portfolio continues to be focused on first lien, senior secured loans to what we believe to be healthy, resilient middle market companies backed by strong, partnership-oriented private equity sponsors. $4,395,261 16% 81%

Portfolio Highlights – Portfolio Diversity as of June 30, 2021 14 * Represents an amount less than 0.5%. 1. Junior debt is comprised of subordinated debt and second lien loans. 2. The percentage of fixed rate loans and floating rate loans is calculated using total debt investments at fair value and excludes equity investments. 3. Based on S&P 2018 industry code. The ten largest industries represented as a percentage of the portfolio at fair value are labeled. All other industry segments are each below 3%. Portfolio Composition by Seniority Diversification by Obligor 16% 80% 1% 3% First Lien One Stop First Lien Traditional Senior 96% First Lien Top 25 Investments 32% Remaining 250 Investments 68% Top 10 Investments 16% Avg Size <0.4% Portfolio Composition by Interest Rate Type on Loans2 Floating, 100% Fixed, 0%* Diversification by Industry3 Investment Portfolio $4,440mm // 275 Investments – Average Size <0.4% Software 26% Healthcare Providers and Services 10% IT Services 6% Specialty Retail 5%Insurance 4% Hotels, Restaurants and Leisure 4% Healthcare Equipment and Supplies 4% Health Care Technology 3% Food and Staples Retailing 3% Diversified Consumer Services 3% 39 industries below 3% Junior Debt1 Equity

1. Investment income yield is calculated as (a) the actual amount earned on earning investments, including interest and fee income and amortization of capitalized fees and discounts, divided by (b) the daily average of total earning investments at fair value. Investment income yield excludes any amortization of purchase price premium as further described in the Endnotes at the end of the presentation. 2. Income yield is calculated as (a) the actual amount earned on earning investments, including interest and fee income but excluding amortization of capitalized fees and discounts, divided by (b) the daily average of total earning investments at fair value. Income yield excludes any amortization of purchase price premium as further described in the Endnotes at the end of the presentation. 3. The weighted average net investment spread is calculated as (a) the investment income yield less (b) the weighted average cost of debt. 4. The weighted average cost of debt is calculated as (a) the actual amount of expenses incurred on debt obligations divided by (b) the daily average of total debt obligations. 15 Portfolio Highlights – Economic Analysis 8.8% 8.4% 8.2% 8.1% 7.8% 7.9% 8.0% 7.9% 8.4% 8.0% 7.8% 7.7% 7.4% 7.4% 7.5% 7.4% 4.8% 4.5% 4.5% 4.9% 5.1% 5.0% 5.0% 5.1% 4.0% 3.9% 3.7% 3.2% 2.7% 2.9% 3.0% 2.8% 2.1% 1.9% 1.5% 0.3% 0.2% 0.2% 0.2% 0.1% 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% 7.00% 8.00% 9.00% 10.00% September 30, 2019 December 31, 2019 March 31, 2020 June 30, 2020 September 30, 2020 December 31, 2020 March 31, 2021 June 30, 2021 Investment income yield¹ Income yield² Weighted average net investment spread³ Weighted average cost of debt⁴ 3-Month London Interbank Offered Rate ("LIBOR")

Portfolio Highlights – Credit Quality 16 − As of June 30, 2021, non-accrual investments remained low at 1.4% and 1.0% as a percentage of total investments at cost and fair value, respectively, consistent with the prior quarter and pre-COVID levels. − During the quarter ended June 30, 2021, the number of non-accrual investments remained unchanged from the prior quarter at six investments. Quarter Ended June 30, 2020 September 30, 2020 December 31, 2020 March 31, 2021 June 30, 2021 Non-Accrual – Debt Investments Non-accrual investments at amortized cost (000s) $124,296 $102,262 $72,422 $62,288 $62,198 Non-accrual investments / total debt investments at amortized cost 2.8% 2.4% 1.6% 1.4% 1.4% Non-accrual investments at fair value (000s) $81,746 $69,315 $52,860 $43,307 $43,585 Non-accrual investments / total debt investments at fair value 2.0% 1.7% 1.2% 1.0% 1.0% Fair Value of Debt Investments Fair value of total debt investments as a percentage of principal (loans) 95.3% 96.3% 97.4% 98.0% 98.2%

Portfolio Highlights – Portfolio Ratings

- Due to continued improvement in borrower performance, the percentage of risk rated "3" investments decreased to 9.5% of the portfolio at fair value as of June 30, 2021 from 12.0% as of March 31, 2021.

Internal Performance Ratings

(% of Portfolio at Fair Value)

	At Fiscal Year End						At Quarter End		
Rating	2015	2016	2017	2018	2019	2020	December 31, 2020	March 31, 2021	June 30, 2021
5	8.8%	5.7%	5.5%	6.4%	2.7%	6.1%	7.0%	15.2%	10.5%
4	84.9%	83.1%	81.8%	81.6%	88.2%	72.8%	74.0%	71.7%	78.9%
3	5.7%	10.6%	12.6%	11.0%	7.9%	19.7%	17.9%	12.0%	9.5%
2	0.6%	0.6%	0.0%*	1.0%	1.2%	1.4%	1.1%	1.1%	1.1%
1	0.0%*	0.0%*	0.1%	0.0%*	0.0%*	0.0%*	0.0%*	0.0%*	0.0%*
Grand Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Internal Performance Rating Definitions

Rating	Definition
5	Borrower is performing above expectations and the trends and risk factors are generally favorable
4	Borrower is generally performing as expected and the risk factors are neutral to favorable
3	Borrower may be out of compliance with debt covenants; however, loan payments are generally not past due
2	Borrower is performing materially below expectations and the loan's risk has increased materially since origination
1	Borrower is performing substantially below expectations and the loan's risk has substantially increased since origination

* Represents an amount less than 0.1%.

GOLUB CAPITAL

17

Quarterly Statements of Financial Condition

(Dollar amounts in 000s, except share and per share data)	June 30, 2020 (unaudited)	September 30, 2020 (audited)	As of December 31, 2020 (unaudited)	March 31, 2021 (unaudited)	June 30, 2021 (unaudited)
Assets					
Investments, at fair value	$4,250,370	$4,238,210	$4,507,218	$4,395,261	$4,439,547
Cash, cash equivalents and foreign currencies	30,439	25,136	27,027	77,104	156,930
Restricted cash, cash equivalents and foreign currencies	89,654	159,294	244,138	106,978	77,915
Other assets	21,257	21,644	24,185	25,945	24,217
Total Assets	$4,391,720	$4,444,284	$4,802,568	$4,605,288	$4,698,609
Liabilities					
Debt	$2,008,572	$2,023,698	$2,332,563	$2,086,204	$2,133,390
Unamortized debt issuance costs	(4,597)	(5,896)	(10,822)	(18,437)	(18,155)
Interest payable	11,936	7,875	12,551	13,376	12,133
Management and incentive fee payable	17,518	17,347	17,330	15,998	15,131
Other liabilities	8,238	5,067	8,819	9,016	9,199
Total Liabilities	2,041,667	2,048,091	2,360,441	2,106,157	2,151,698
Total Net Assets	2,350,053	2,396,193	2,442,127	2,499,131	2,546,911
Total Liabilities and Net Assets	$4,391,720	$4,444,284	$4,802,568	$4,605,288	$4,698,609
Net Asset Value per Share	$14.05	$14.33	$14.60	$14.86	$15.06
GAAP leverage	0.86x	0.85x	0.96x	0.84x	0.84x
Regulatory leverage[1]	0.74x	0.76x	0.86x	0.80x	0.80x
Asset coverage[1,2]	235.8%	232.2%	216.0%	224.8%	224.4%
Number of shares of common stock outstanding	167,259,511	167,259,511	167,259,511	168,231,707	169,151,857

1. On September 13, 2011, the Company received exemptive relief from the SEC to permit the Company to exclude the debt of its small business investment company ("SBIC") subsidiaries from its asset coverage test. As such, asset coverage and regulatory leverage exclude the Small Business Administration ("SBA") debentures of the Company's SBICs.
2. Following stockholder approval of the application of the reduced asset coverage requirements available to business development companies to the Company, the minimum asset coverage ratio applicable to the Company decreased to 150% from 200% effective February 6, 2019.

GOLUB CAPITAL

18

Quarterly Operating Results

(Dollar amounts in 000s, except share and per share data)	June 30, 2020 (unaudited)	September 30, 2020 (unaudited)	December 31, 2020 (unaudited)	March 31, 2021 (unaudited)	June 30, 2021 (unaudited)
	Quarter Ended				
Investment Income					
Interest income	$80,100	$79,107	$82,209	$83,728	$81,694
GCIC acquisition purchase premium amortization	(7,558)	(7,925)	(9,230)	(8,722)	(7,436)
Dividend and fee income	668	831	1,067	1,195	1,511
Total Investment Income	$73,210	$72,013	$74,046	$76,201	$75,769
Expenses					
Interest and other debt financing expenses	$17,516	$13,514	$15,081	$16,190	$15,125
Base management fee	14,437	14,742	15,224	15,082	15,298
Incentive fee – net investment income	3,081	999	2,004	942	-
Incentive fee – capital gains	-	-	-	-	-
Other operating expenses	3,108	3,444	2,730	3,679	3,281
Total Expenses	38,142	32,699	35,039	35,893	33,704
Net Investment Income	$35,068	$39,314	$39,007	$40,308	$42,065
Net Gain (Loss) on Investments and Foreign Currency					
Net realized gain (loss) on investments and foreign currency transactions	($4,925)	($4,567)	($2,392)	$54	$5,607
Net unrealized appreciation (depreciation) on investments and foreign currency translation	104,423	51,961	48,515	42,211	27,813
Net unrealized appreciation (depreciation) from the GCIC acquisition purchase premium write-down	7,577	7,938	9,309	8,742	7,408
Net gain (loss) on investments and foreign currency	107,075	55,332	55,432	51,007	40,828
Net Increase (Decrease) in Net Assets Resulting from Operations	$142,143	$94,646	$94,439	$91,315	$82,893
Per Share					
Net Investment Income Per Share	$0.23	$0.23	$0.23	$0.24	$0.25
Adjusted Net Investment Income Per Share[1]	$0.28	$0.28	$0.29	$0.29	$0.29
Earnings (Loss) Per Share[2]	$0.93	$0.57	$0.56	$0.55	$0.49
Adjusted Earnings (Loss) Per Share[1]	$0.94	$0.57	$0.56	$0.55	$0.49
Distributions Paid	$0.29	$0.29	$0.29	$0.29	$0.29
Weighted average shares of common stock outstanding[2]	153,184,678	167,259,511	167,259,511	167,281,115	168,251,930

1. As a supplement to GAAP financial measures, the Company is providing additional non-GAAP measures. See the Endnotes at the end of this presentation for further details on non-GAAP financial measures.
2. The weighted average shares of the Company's common stock outstanding used in computing basic and diluted earnings per share for periods ending on or before June 30, 2020 have been adjusted retroactively by a factor of approximately 1.03% to recognize the bonus element associated with rights to acquire shares of the Company's common stock that were issued to stockholders of record as of April 8, 2020.

GOLUB CAPITAL

19

Financial Performance Highlights

Quarterly Return on Equity and Quarterly Distributions (Last 5 Years)



Regular Distribution
Special Distribution
Quarterly Return on Equity*
1.9%
2.2%
2.4%
2.2%
2.3%
2.2%
2.4%
2.3%
1.6%
1.9%
1.9%
2.0%
2.2%
2.1%
-10.5%
6.7%
4.0%
3.9%
3.8%
3.3%
$0.57
$0.25
$0.40
$0.08
$0.44
$0.12
$0.46
$0.13
$0.32 $0.32 $0.32 $0.32 $0.32 $0.32 $0.32 $0.32 $0.32 $0.32 $0.32 $0.32 $0.32 $0.33 $0.33 $0.29 $0.29 $0.29 $0.29 $0.29
Sep-16 Dec-16 Mar-17 Jun-17 Sep-17 Dec-17 Mar-18 Jun-18 Sep-18 Dec-18 Mar-19 Jun-19 Sep-19 Dec-19 Mar-20 Jun-20 Sep-20 Dec-20 Mar-21 Jun-21

* The quarterly return on equity for the periods up to and including FQ3 2019 are calculated as (a) the net increase in net assets resulting from operations (i.e., net income) for the period presented divided by (b) the daily average of total net assets during the period. The quarterly return on equity for the periods after FQ3 2019 are calculated as (a) adjusted net income for the period, as defined in the Endnotes at the end of this presentation, divided by (b) the daily average of total net assets during the period. Adjusted net income is a non-GAAP measure and the Company believes this non-GAAP measure is useful as it excludes the non-cash expense/loss from the purchase premium as further described in the Endnotes at the end of this presentation. These returns do not represent an actual return to any investor in the Company.

GOLUB CAPITAL

20

Long History of Strong Shareholder Returns

Investors in GBDC's 2010 IPO have achieved a 10.0% IRR on NAV[1]



$14.63
$33.94
$0.58
$14.17
$4.13²
$15.06
Apr-10
Jun-10
Sep-10
Dec-10
Mar-11
Jun-11
Sep-11
Dec-11
Mar-12
Jun-12
Sep-12
Dec-12
Mar-13
Jun-13
Sep-13
Dec-13
Mar-14
Jun-14
Sep-14
Dec-14
Mar-15
Jun-15
Sep-15
Dec-15
Mar-16
Jun-16
Sep-16
Dec-16
Mar-17
Jun-17
Sep-17
Dec-17
Mar-18
Jun-18
Sep-18
Dec-18
Mar-19
Jun-19
Sep-19
Dec-19
Mar-20
Jun-20
Sep-20
Dec-20
Mar-21
Jun-21
NAV Per Share
Cumulative Regular Distributions Per Share
Incremental Value Per Share from GBDC Rights Offering Investment²
Cumulative Special Distributions Per Share

1. Internal rate of return ("IRR") on NAV is calculated using beginning of period NAV, distributions paid during the period, an incremental investment of $2.29 per share, or the GBDC Rights Offering subscription price of $9.17 per share divided by four (corresponding to the 1:4 issuance ratio in the GBDC Rights Offering, or the "GBDC Rights Offering Investment"), and ending period NAV, multiplied by 1.25x (corresponding to the 1:4 issuance ratio in the GBDC Rights Offering). Period beginning June 30, 2010 and ending June 30, 2021. GBDC made its initial public offering on April 15, 2010.
2. Calculated as (a) the sum of (i) NAV per share for the period presented plus (ii) cumulative regular and special distributions paid per share subsequent to the GBDC Rights Offering (b) divided by four to reflect additional shares purchased at the 1:4 issuance ratio in the GBDC Rights Offering.

Note: Amounts presented represent per share amounts for a hypothetical shareholder that purchased one share in GBDC's initial public offering ("IPO") on April 15, 2010 and subscribed for its pro rata rights through GBDC's rights offering, which closed on May 15, 2020 ("GBDC Rights Offering"). For illustrative purposes only; does not reflect the actual returns of a specific GBDC investor. Past performance does not guarantee future results.
Sources: SEC filings and Golub Capital analysis.

GOLUB CAPITAL

21

Liquidity and Investment Capacity 22 Cash and Cash Equivalents − Unrestricted cash and cash equivalents and foreign currencies totaled $156.9 million as of June 30, 2021. − Restricted cash, cash equivalents and foreign currencies totaled $77.9 million as of June 30, 2021. Restricted cash is held in our securitization vehicles, SBIC subsidiary and our revolving credit facilities and is reserved for quarterly interest payments and is also available for new investments that qualify for reinvestment by these entities. Debt Facilities – Availability − Revolving Credit Facilities – As of June 30, 2021, subject to leverage and borrowing base restrictions, we had approximately $453.1 million of remaining commitments and $453.1 million of availability, in the aggregate, on our revolving credit facilities with Morgan Stanley and JP Morgan. − SBIC Debentures – As of June 30, 2021, we had $65.0 million of unfunded debenture commitments available to be drawn, subject to customary SBA regulatory requirements. − GC Advisors Revolver – As of June 30, 2021, we had $100.0 million of remaining commitments and availability on our unsecured line of credit with GC Advisors. Debt Facility Amendments and Redemptions − On April 13, 2021, we amended our revolving credit facility with Morgan Stanley to, among other things, extend the reinvestment period to April 12, 2024 from May 3, 2021, extend the maturity date to April 12, 2026 from May 1, 2024, and reduce the interest rate on borrowings to 1-month LIBOR + 2.05% from 1-month LIBOR + 2.45%. − On July 16, 2021, we issued a notice of redemption to redeem all the $189.0 million of notes issued under the 2020 Debt Securitization which are priced at 3-month LIBOR + 2.44%. The redemption is expected to occur on August 26, 2021. 2027 Unsecured Notes − On August 3, 2021, we issued $350.0 million of unsecured notes, which bear a fixed interest rate of 2.050% (yield to maturity of 2.274%) and mature on February 15, 2027.

Post-COVID Initiatives Have Enhanced the Flexibility, Term and Durability of GBDC's Liability Structure

Debt Capital Structure*

Funding Source	Debt Commitment	Outstanding Par	Undrawn Commitment	Reinvestment Period	Stated Maturity	Interest Rate[1]
Securitizations:						
2020 Debt Securitization	$ 189,000	$ 189,000	$ -	November 5, 2022	November 5, 2032	3 Month LIBOR + 2.44%
2018 Debt Securitization	408,200	408,200	-	January 20, 2023	January 20, 2031	3 Month LIBOR + 1.64%
GCIC 2018 Debt Securitization	546,500	546,500	-	January 20, 2023	January 20, 2031	3 Month LIBOR + 1.51%
Unsecured Notes:						
2024 Unsecured Notes	400,000	400,000	-	N/A	April 15, 2024	3.375%
2026 Unsecured Notes	400,000	400,000	-	N/A	August 24, 2026	2.500%
Bank Facilities:						
Morgan Stanley Credit Facility	75,000	50,689	24,311	April 12, 2024	April 12, 2026	1 Month LIBOR + 2.05%
JP Morgan Credit Facility	475,000	46,165	428,835	February 11, 2025	February 11, 2026	1 Month LIBOR + 1.75%[2]
GC Advisors Revolver	100,000	-	100,000	N/A	June 21, 2022	Applicable Federal Rate
SBA Debentures:						
GC SBIC VI, L.P.	162,000	97,000	65,000	N/A	10-year maturity after drawn	2.3%

Debt Mix by Remaining Legal Tenor – Par Outstanding



1–3 years
19%
3–5 years
4%
5+ years
77%

Debt Mix By Vehicle Type – Par Outstanding



Unsecured Notes
37%
Securitizations
53%
SBA Debentures
5%
Bank Facilities
5%

* Information is presented as of June 30, 2021.

1. Interest rate for securitizations represents the weighted average spread over 3-month LIBOR for the various tranches of issued notes, excluding tranches retained by the Company. The weighted average interest rate for the GCIC 2018 Debt Securitization excludes a $38.5 million note that has a fixed interest rate of 2.50%. For bank facilities, the interest rate represents the interest rate as stated in the applicable credit agreement. For SBA debentures, interest rates are fixed at various pooling dates and the interest rate presented represents the weighted average rate on all outstanding debentures as of June 30, 2021.
2. The interest rate on the JPMorgan Credits Facility ranges from 1 month LIBOR + 1.75% to 1 month LIBOR + 1.875%. The rate displayed corresponds to the interest rate incurred on the most recent borrowing.

GOLUB CAPITAL

23

Common Stock and Distribution Information 24 Common Stock Data1 Distribution Data Date Declared Record Date Payment Date Amount Per Share Frequency Total Amount (in 000s) August 6, 2019 August 19, 2019 September 27, 2019 $0.32 Quarterly $19,429 November 22, 2019 December 12, 2019 December 30, 2019 $0.33 Quarterly $43,777 November 22, 2019 December 12, 2019 December 30, 2019 $0.13 Special $17,246 February 4, 2020 March 6, 2020 March 27, 2020 $0.33 Quarterly $44,156 April 9, 2020 June 9, 2020 June 29, 2020 $0.29 Quarterly $48,505 August 4, 2020 September 8, 2020 September 29, 2020 $0.29 Quarterly $48,505 November 20, 2020 December 11, 2020 December 30, 2020 $0.29 Quarterly $48,505 February 5, 2021 March 5, 2021 March 30, 2021 $0.29 Quarterly $48,505 May 7, 2021 June 11, 2021 June 29, 2021 $0.29 Quarterly $48,787 August 6, 2021 September 8, 2021 September 29, 2021 $0.29 Quarterly $49,0542 Fiscal Year Ending September 30, 2020 High Low End of Period First Quarter $18.56 $17.70 $18.45 Second Quarter $18.14 $9.55 $12.56 Third Quarter $12.65 $9.58 $11.65 Fourth Quarter $13.44 $11.31 $13.24 Fiscal Year Ending September 30, 2021 High Low End of Period First Quarter $14.15 $12.66 $14.14 Second Quarter $15.36 $14.08 $14.62 Third Quarter $16.10 $14.72 $15.42 1. Based on closing stock price on the Nasdaq Global Market Select. On May 15, 2020, we completed a transferable rights offering. The per share data shown has not been adjusted to account for the bonus element associated with the rights issued detailed in the Endnotes at the end of this presentation. 2. Estimated based on 169,151,857 of shares outstanding as of June 30, 2021.

Appendix: Endnotes A

1. On September 16, 2019, the Company completed its acquisition of GCIC. The merger was accounted for under the asset acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) 805-50, Business Combinations — Related Issues. Under asset acquisition accounting, where the consideration paid to GCIC’s stockholders exceeded the relative fair values of the assets acquired, the premium paid by GBDC was allocated to the cost of the GCIC assets acquired by GBDC pro-rata based on their relative fair value. Immediately following the acquisition of GCIC, GBDC recorded its assets at their respective fair values and, as a result, the purchase premium allocated to the cost basis of the GCIC assets acquired was immediately recognized as unrealized depreciation on the Company's Consolidated Statement of Operations. The purchase premium allocated to investments in loan securities will amortize over the life of the loans through interest income with a corresponding reversal of the unrealized depreciation on the GCIC loans acquired through their ultimate disposition. The purchase premium allocated to investments in equity securities will not amortize over the life of the equity securities through interest income and, assuming no subsequent change to the fair value of the GCIC equity securities acquired and disposition of such equity securities at fair value, the Company will recognize a realized loss with a corresponding reversal of the unrealized depreciation upon disposition of the GCIC equity securities acquired. On May 15, 2020, the Company completed a transferable rights offering, issuing 33,451,902 shares at a subscription price of $9.17 per share. In accordance with ASC 260 – Earnings Per Share, it was determined the Company’s rights offering contained a bonus element as the exercise price at issuance was less than the fair market value of the stock. In accordance with ASC 260, basic and diluted EPS are required to be adjusted retroactively for the bonus element for all periods ending on or before June 30, 2020 by applying an adjustment factor to weighted average shares outstanding. The adjustment factor that was calculated in accordance with ASC 260 was 1.03%. As a supplement to U.S. generally accepted accounting principles (“GAAP”) financial measures, the Company has provided the following non-GAAP financial measures:  “Adjusted Net Investment Income” and “Adjusted Net Investment Income Per Share” - excludes the amortization of the purchase premium and the accrual for the capital gain incentive fee required under GAAP (including the portion of such accrual that is not payable under GBDC’s investment advisory agreement) from net investment income calculated in accordance with GAAP.  “Adjusted Net Realized and Unrealized Gain/(Loss)” and “Adjusted Net Realized and Unrealized Gain/(Loss) Per Share” - excludes the unrealized loss resulting from the purchase premium write-down and the corresponding reversal of the unrealized loss resulting from the amortization of the premium on loans or from the sale of equity investments from the determination of realized and unrealized gain/(loss) in accordance with GAAP.  “Adjusted Net Income” and “Adjusted Earnings/(Loss) Per Share” – calculates net income and earnings per share based on Adjusted Net Investment Income and Adjusted Net Realized and Unrealized Gain/(Loss). “Adjusted Earnings/(Loss) Per Share” also excludes the impact of the retroactive adjustment to the weighted average shares calculation due to the rights offering and the resulting impact on earnings per share. The Company believes that excluding the financial impact of the purchase premium in the above non-GAAP financial measures is useful for investors as this is a non-cash expense/loss and is one method the Company uses to measure its financial condition and results of operations. In addition, the Company believes excluding the accrual of the capital gain incentive fee in the above non-GAAP financial measures is useful as a portion of such accrual is not contractually payable under the terms of either the Company’s current investment advisory agreement with GC Advisors, which was effective September 16, 2019, or its prior investment advisory agreement with GC Advisors, (each an, “Investment Advisory Agreement”). In accordance with GAAP, the Company is required to include aggregate unrealized appreciation on investments in the calculation and accrue a capital gain incentive fee on a quarterly basis as if such unrealized capital appreciation were realized, even though such unrealized capital appreciation is not permitted to be considered in calculating the fee actually payable under either Investment Advisory Agreement. As of each of December 31, 2020, September 30, 2020, June 30, 2020, March 31, 2020, and September 30, 2019, the cumulative capital gain incentive fee accrued by the Company in accordance with GAAP is $0, and none was payable as a capital gain incentive fee pursuant to the current Investment Advisory Agreement as of December 31, 2020. Any payment due under the terms of the current Investment Advisory Agreement is based on the calculation at the end of each calendar year or upon termination of the Investment Advisory Agreement. The Company paid capital gain incentive fees in the amounts of $1.2 million and $1.6 million calculated in accordance with its prior Investment Advisory Agreement as of December 31, 2017 and 2018 , respectively. The Company did not pay any capital gain incentive fee under the Investment Advisory Agreement for any period ended prior to December 31, 2017. Finally, the Company believes excluding the impact of the retroactive adjustment to the weighted average shares calculation due the rights offering and the resulting impact on per share data is useful for investors as it presents per share financial data that is consistent with what was previously reported. Although these non-GAAP financial measures are intended to enhance investors’ understanding of the Company’s business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP. Refer to slide ‘Summary of Quarterly Results’ for a reconciliation to the nearest GAAP measures. 2. Purchase premium refers to the premium paid by GBDC to acquire GCIC in excess of the fair value of the assets acquired. Endnotes – Non-GAAP Financial Measures 26